Exhibit 19

FINAL FORM

FORM OF

LOCK-UP LETTER AGREEMENT

February     , 2010

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

J.P. Morgan Securities Inc.

  as Representatives of the several

  Underwriters to be named in the

  within-mentioned Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Secondary Offering of Common Stock of Penske Automotive Group, Inc.

Dear Sirs:

The undersigned, a stockholder of Penske Automotive Group, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders named in the Purchase Agreement providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch and J.P. Morgan, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned with respect to (1) the exercise of options to acquire shares of Common Stock, (2) the disposition or sale, when combined with all other dispositions and sales by any person listed on Schedule D to the Purchase Agreement, of up to 73,490 shares of restricted stock of the Company that vest on June 1, 2010 (3) the disposition or sale of shares of Common Stock to the Company, (4) the disposition or sale of any shares of Common Stock that are currently pledged by the undersigned in favor of a financial institution by the relevant financial institution, or (5) the entering into of any written trading plan or agreement (“Rule 10b5-1 Plan”) with a broker designed to comply with Rule 10b5-1(c)(1) promulgated

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pursuant to the Securities Exchange Act of 1934, as amended, provided that any such Rule 10b5-1 Plan shall specify that any sales of Common Stock sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur prior to the expiration of the Lock-Up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and J.P. Morgan, provided that (1) Merrill Lynch and J.P. Morgan receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)	as a bona fide gift or gifts; or

(ii)	by will or intestate succession or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to general or limited partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or any entity under common control with the undersigned or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, during the Lock-Up Period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, then Merrill Lynch and J.P. Morgan may extend, by written notice to the Company and to the undersigned, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

Such notice shall be directed to the undersigned at Mitsui & Co., Ltd. at 2-1, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan, attention General Manager of Retail Business Department, Second Motor Vehicles Division, Motor Vehicles Unit and Mitsui & Co. (U.S.A.), Inc. at 200 Park Avenue, New York, NY 10166, attention General Manager of Motor Vehicles Department, Motor Vehicles Division and to the Company in accordance with Section 12 of the Purchase Agreement and any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The

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undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If the Company notifies you in writing that it does not intend to proceed with the Offering of the Securities, or for any reason following the execution of the Purchase Agreement it shall be terminated (other than the provisions thereof that survive termination) prior to the time of purchase in accordance with the terms of the Purchase Agreement, this letter agreement shall be terminated and the undersigned shall be released from its obligations hereunder. Notwithstanding the foregoing, if the Offering does not close by February 20, 2010, this letter agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature page follows]

Very truly yours,

Mitsui & Co., Ltd.

Signature:	/s/ Nozomu Harada

Print Name:	Nozomu Harada, General Manager Second Motor Vehicles Division Motor Vehicles Business Unit

Mitsui & Co. (U.S.A.), Inc.

Signature:	/s/ Kunio Watanabe

Print Name:	Kunio Watanabe
Senior Vice President and Divisional Operating Officer Motor Vehicles Division

Lock-Up Agreement Signature Page (Mitsui)